Exhibit 99.1

1440 E Missouri Avenue, Suite C-175 - Phoenix, AZ 85014

Phone: Arizona: (602) 264-1375 - Fax: (602) 264-1397

Southern Copper Corporation Reports

Fourth Quarter and 2011 Results

February 9, 2012 - Southern Copper Corporation (NYSE and BVL: SCCO)

•                  Year 2011 (“Y2011”) sales set a record of $6,818.7 million, which is 32.4% higher than the previous year. This was the result of higher copper sales volume from Buenavista production and higher copper, silver and zinc prices.

•                  EBITDA in Y2011 was also a record of $3,909.5 million, with a margin of 57.3% compared to 55.6% in Y2010.

•                  Net income for the Y2011 was an all-time high of $2,336.4 million, an increase of 50.3% compared with Y2010. Net income represented 34.3% of total revenues.

•                  Copper mine production in Y2011 increased by 22.8% compared with a year ago.  This increase was mainly the result of higher production at our Buenavista mine, which is currently working at 100% of its installed capacity.  Refined copper and rod production in 2011 increased significantly, compared to 2010, allowing the Company to earn copper premiums over spot prices.  Total copper production for 2011 was 638,810 tons.

•                  Operating cash cost per pound of copper before by-product credits was $1.66 per pound in 2011, compared with $1.52 per pound in 2010.  In 2011, operating cash cost per pound, net of by-products, was $0.41, making SCC one of the lowest cost producers in the industry.

•                  Total Y2011 capital expenditures set a record of $612.9 million, which represents 26.2% of our net income.

•                  On January 26, 2012, the Board of Directors authorized a cash dividend of $0.19 per share of common stock and a stock dividend of 0.0107 shares of common stock per share of common stock. The dividends are payable on February 28, 2012, to shareholders of record at the close of business on February 15, 2012.

•                  On January 26, 2012 Standard & Poors (S&P) raised its long-term corporate credit rating on our Company to BBB from BBB-.  Also, S&P raised its ratings on our senior notes to ‘BBB’ from ‘BBB-’. S&P noted that these rating increases reflect its assessment of a satisfactory business risk profile, supported by the low cash cost structure, geographic diversity, position as one of the world’s largest copper producer, vertical integration and long-life reserves.

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come

Commenting on the Company´s results and recent events, Mr. German Larrea, Chairman of the Board, said, “I am pleased to report our quarterly and annual financial results.  In 2011 net sales, EBITDA and net income are the highest in our Company´s history.  We look forward to achieving even better results in 2012.  Our strong reserve base, competitive operating position and attractive projects will enable us to increase production, enhance asset value and provide strong returns to our shareholders.”

“In 2011 we restored full capacity at the Buenavista mine.  We are now moving forward with our aggressive investment program for this property which will have a capacity of 488,000 tons of annual copper production by 2015, a capacity increase of over 170%.”

“Although the 2011 macroeconomic concerns affected copper market conditions, the fundamentals of this market are sound and, considering our cost structure, we anticipate a year with improved results.  We expect a more stable situation in 2012 that will provide support to copper prices.”

SUMMARY FINANCIAL TABLE

	Fourth Quarter					Year
			Variance					Variance
	2011	2010	$		%	2011	2010	$		%
	(in millions except per share amount and %s)

Sales	$1,669.3	$1,499.0	$170.3		11.4%	$6,818.7	$5,149.5	$1,669.2		32.4%
Cost of sales	653.0	541.9	111.1		20.5	2,763.2	2,129.0	634.2		29.8
Operating income	901.9	852.0	49.9		5.9	3,625.4	2,604.2	1,021.2		39.2
EBITDA (1)	965.2	916.3	48.9		5.3%	3,909.5	2,865.2	1,044.3		36.4%
EBITDA margin	57.8%	61.1%	(3.3	)pp	(5.4)%	57.3%	55.6%	1.7	pp	3.0%
Net Income	$537.0	$492.2	$44.8		9.1%	$2,336.4	$1,554.0	$782.4		50.3%
Net income margin	32.2%	32.8%	(0.6	)pp	(2.0)%	34.3%	30.2%	4.1	pp	13.5%
Income per share	$0.64	$0.58	$0.06		10.3%	$2.76	$1.83	$0.93		51.1%
Capital expenditures	$275.9	$127.6	$148.3		116.2%	$612.9	$408.7	$204.2		50.0%
Exploration	$12.5	$6.9	$5.6		81.2%	$37.5	$34.3	$3.2		9.3%

pp: percentage points

(1)  http://www.southerncoppercorp.com/ENG/invrel/Pages/PGEbitda.aspx

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come

Production

Copper.- In 2011 copper mine production increased by 22.8% to 587,491 tons, this increase was the result of the restoration of the Buenavista mine production. In 2011 we completed all repairs to the Buenavista property at a total cost of $212.8 million.

Molybdenum.- Molybdenum production decreased by 9.5% in 2011 due to lower production at the Cuajone mine as a results of changes in grade and recoveries, which was partially offset by higher production at the La Caridad and Toquepala mines.

Silver.- Silver mine production slightly increased in 2011 as result of 1.5 million ounces of higher production at the Buenavista mine, mostly offset by lower production in the other mines.

Zinc. Production decreased mainly due to the halt in production from the Santa Eulalia mine because of flooding. The situation is being resolved and we expect to restart production in the 2Q12.

Capital Expenditures

The Board of Directors approved a $1.5 billion capital expenditure program for 2012 that will be mainly used in Buenavista, Cuajone and Toquepala.

Buenavista Expansion.- We are building a Quebalix facility at Buenavista.  This investment consists of a crushing, conveying and spreading system that improves the SXEW copper production by increasing recovery and reducing the required time to extract copper from mineral.  Overall progress is 88% and this facility is expected to begin operating in the 2Q12.  Through year-end 2011, we have invested $49 million of the $70 million budgeted. Also, SXEW III plant construction has started at the Buenavista mine, and we will be using all of the equipment originally purchased for the Tia Maria project.  This will allow us to increase the annual SXEW plant capacity from 88,000 tons to 120,000 tons and cut the equipment delivery time by up to 18 months, given that delivery of such new equipment would have taken at least that long. The new plant should begin operating in 2H13 and has a total budget cost of $444 million.

The new Buenavista concentrator, with a milling capacity of 100,000 tons per day, is in process, with an estimated annual production of 188,000 tons of copper and 2,600 tons of molybdenum.  The project has a total budget cost of $1,383 million and it is expected to begin operation by 2015.

Angangueo.- Basic and detailed engineering are moving forward as scheduled to develop this underground polymetallic deposit in Michoacan, Mexico. With an investment of $131 million, Angangueo will have an annual production potential of 36,000 tons of copper, 4.5 million ounces of silver, 41,000 tons of zinc and 6,600 tons of lead.  The project is scheduled to begin production in the second half of 2014.

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come

Toquepala Expansion.- We have begun the expansion to increase current milling capacity to 120,000 tons which should increase annual production by 100,000 tons of copper and 3,100 tons of molybdenum. Through December 31, 2011, we have spent 33% of the $600 million approved and project completion is scheduled for 1Q14.

Cuajone Expansion.- As a first stage of this expansion, the project includes an increase in milling capacity and a change to a variable cut-off grade methodology. Project completion of this stage is scheduled for 3Q12, and it is expected to add 22,000 tons of copper production per year.  Through December 31, 2011, the Company has spent 27% of the $300 million budget.

Tia Maria.- We are preparing a new EIA study that will address recent government guidance on these studies.  We are confident that this initiative will allow us to obtain approval for the development of the 120,000 ton annual production copper project.  Once we obtain the approval, we will place equipment orders again, rescheduling the project start-up date to 2015.

Conference call

The Company’s fourth quarter earnings conference call will be held on   Friday, February 10, 2012, beginning at 11:00 A.M. – EST (11:00 A.M. Lima, 10:00 A.M. Mexico City).

To participate:

Dial-in number:	866-371-3858 in the U.S. 631-813-4732 outside the U.S.
Raul Jacob, Chief Financial Officer - Peruvian Operations and Investor Relations
Conference ID:	51909460 and “Southern Copper Fourth Quarter 2011 Results”

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come

AVERAGE METAL PRICES:

	LME	COMEX
	Copper	Copper	Molybdenum	Zinc	Silver	Gold
	($/lb)	($/lb)	($/lb)	($/lb)	($/oz)	($/oz)
1Q 2011	4.38	4.39	17.17	1.09	31.74	1,384.38
2Q 2011	4.15	4.16	16.50	1.02	38.42	1,504.30
3Q 2011	4.08	4.07	14.44	1.01	38.76	1,700.16
4Q 2011	3.40	3.41	13.20	0.86	31.81	1,685.50
Average 2011	4.00	4.01	15.33	0.99	35.18	1,568.58

1Q 2010	3.28	3.28	15.78	1.04	16.91	1,108.90
2Q 2010	3.19	3.19	16.10	0.92	18.35	1,195.68
3Q 2010	3.29	3.30	14.86	0.91	18.98	1,226.58
4Q 2010	3.92	3.93	15.69	1.05	26.47	1,367.49
Average 2010	3.42	3.43	15.60	0.98	20.18	1,224.66

Variance: 4Q11 vs. 3Q11	(16.7)%	(16.2)%	(8.6)%	(14.9)%	(17.9)%	(0.9)%
Variance 4Q11 vs. 4Q10	(13.3)%	(13.2)%	(15.9)%	(18.1)%	20.2%	23.3%
Variance 2011 vs. 2010	17.0%	16.9%	(1.7)%	1.0%	74.3%	28.1%

Source: Silver — COMEX; Gold and Zinc — LME; Molybdenum — Metals Week Dealer Oxide.

PRODUCTION AND SALES:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2011	2010	%	2011	2010	%
Copper (tons)
Mined	161,367	130,554	23.6%	587,491	478,527	22.8%
3rd parties concent.	8,383	6,244	34.3%	51,319	24,589	108.7%
Smelted	162,541	110,699	46.8%	569,492	429,899	32.5%
Refined	155,098	109,311	41.9%	569,364	421,623	35.0%
Rod	28,387	7,151	297.0%	107,925	57,264	88.5%
Sales	161,996	138,080	17.3%	598,953	501,701	19.4%

Molybdenum (tons)
Mined	5,008	5,246	(4.5)%	18,570	20,519	(9.5)%
Sales	5,008	5,183	(3.4)%	18,635	20,509	(9.1)%

Zinc (tons)
Mined	20,909	22,444	(6.8)%	83,807	99,194	(15.5)%
Refined	22,846	24,393	(6.3)%	90,869	95,072	(4.4)%
Sales	22,381	23,660	(5.4)%	90,664	93,961	(3.5)%

Silver (000s ounces)
Mined	3,369	3,215	4.8%	12,731	12,646	0.7%
Refined	3,435	2,787	23.2%	12,590	13,243	(4.9)%
Sales	3,974	3,641	9.1%	14,161	15,450	(8.3)%

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2011	2010	VAR %	2011	2010	VAR %
	(in millions, except per share amount)

Net sales:	$1,669.3	$1,499.0	11.4%	$6,818.7	$5,149.5	32.4%
Operating costs and expenses:
Cost of sales (exclusive of depreciation, amortization, and depletion shown separately below)	653.0	541.9	20.5%	2,763.2	2,129.0	29.8%
Selling, general and administrative	29.8	27.4	8.8%	104.5	100.3	4.2%
Depreciation, amortization and depletion	72.1	70.8	1.8%	288.1	281.7	2.3%
Exploration	12.5	6.9	81.2%	37.5	34.3	9.3%
Total operating costs and expenses	767.4	647.0	18.6%	3,193.3	2,545.3	25.5%

Operating income	901.9	852.0	5.9%	3,625.4	2,604.2	39.2%

Interest expense, net of capitalized interest	(46.1)	(41.8)	10.3%	(186.6)	(160.5)	16.3%
Other income (expense)	(8.8)	(6.5)	35.4%	(4.0)	(20.7)	80.7%
Interest income	3.9	2.4	62.5%	13.8	7.8	76.9%

Income before income tax	850.9	806.1	5.6%	3,448.6	2,430.8	41.9%

Income taxes	311.8	311.2	0.2%	1,104.3	868.1	27.2%

Income net of income tax	539.1	494.9	8.9%	2,344.3	1,562.7	50.0%

Less: Net income attributable to non-controlling interest	2.1	2.7	(22.2)%	7.9	8.7	(9.2)%

Net Income attributable to SCC	$537.0	$492.2	9.1%	$2,336.4	$1,554.0	50.3%

Per common share amounts:
Net income attributable to SCC common shareholders – basic and diluted	$0.64	$0.58	10.3%	$2.76	$1.83	51.1%
Dividends paid	$0.70	$0.43	62.8%	$2.46	$1.68	46.4%

Weighted average shares outstanding (Basic and diluted)	841.0	850.0		845.9	850.0

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come

Southern Copper Corporation

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	December 31,	December 31,
	2011	2010
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$848.1	$2,192.7
Short-term investments	522.0	76.2
Accounts receivable	883.6	748.0
Inventories	651.9	541.0
Prepaid, deferred taxes and other assets	177.1	181.1
Total current assets	3,082.7	3,739.0

Property, net	4,419.9	4,095.0
Leachable material, net	123.0	29.7
Intangible assets, net	110.4	112.3
Deferred income tax	175.2	43.9
Other assets	162.6	108.1
Total assets	$8,073.8	$8,128.0

LIABILITIES
Current liabilities:
Current portion of long-term debt	$10.0	$10.0
Accounts payable	438.8	558.7
Income taxes	182.5	266.2
Due to affiliates	4.4	4.7
Deferred income taxes	1.6	—
Accrued workers’ participation	245.1	222.4
Interest	59.9	60.1
Other accrued liabilities	12.4	16.9
Total current liabilities	954.7	1,139.0

Long-term debt	2,735.7	2,750.4
Deferred income taxes	174.5	113.2
Other liabilities	110.6	155.9
Asset retirement obligation	62.0	59.1
Total non-current liabilities	3,082.8	3,078.6

EQUITY
Stockholders’ equity
Common stock	1,048.2	1,043.6
Treasury stock	(897.9)	(622.7)
Accumulated comprehensive income	3,865.0	3,469.5
Total stockholders’ equity	4,015.3	3,890.4
Non controlling interest	21.0	20.0
Total Equity	4,036.3	3,910.4

Total liabilities and equity	$8,073.8	$8,128.0

As of December 31, 2011 and 2010 there were 841.0 million and 850.0 million shares outstanding, respectively.

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2011	2010	2011	2010
	(in millions)
OPERATING ACTIVITIES
Net earnings	$539.1	$494.9	$2,344.3	$1,562.7
Depreciation, amortization and depletion	72.1	70.8	288.1	281.7
Cash provided from (used for) operating assets and liabilities	(94.4)	(20.0)	(421.6)	103.1
Other, net	(32.7)	6.2	(140.6)	(26.8)
Net cash provided from operating activities	484.1	551.9	2,070.2	1,920.7

INVESTING ACTIVITIES
Capital expenditures	(275.9)	(127.6)	(612.9)	(408.7)
Purchase of short-term investment, net	10.1	(16.6)	(449.5)	(52.2)
Payment to development stage properties	(8.9)	(21.5)	(33.3)	(21.5)
Other, net	2.4	2.2	12.6	8.6
Net cash used for investing activities	(272.3)	(163.5)	(1,083.1)	(473.8)

FINANCING ACTIVITIES
Debt incurred (repaid) net	(5.0)	(5.0)	(15.3)	1,479.7
Dividends paid	(588.7)	(365.5)	(2,080.4)	(1,428.0)
SCC Common shares buyback	(15.3)	—	(273.7)	(0.5)
Capitalized debt issuance cost	—	—	—	(8.8)
Distributions to non-controlling interest	(1.9)	(1.8)	(6.9)	(6.5)
Other	0.1	0.1	1.3	0.7
Net cash provided from (used for) financing activities	(610.8)	(372.2)	(2,375.0)	36.6

Effect of exchange rate changes on cash	4.0	(60.2)	43.4	(63.1)

Increase (decrease) in cash and cash equivalents	$(395.0)	$(44.0)	$(1,344.5)	$1,420.4

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come

Company Profile

Southern Copper Corporation is one of the largest integrated copper producers in the world and we believe we currently have the largest copper reserves in the industry.  The Company is a NYSE and Lima Stock Exchange listed company that is 80.9% owned by Grupo Mexico, a Mexican company listed on the Mexican stock exchange.  The remaining 19.1% ownership interest is held by the international investment community.  The Company operates mining units and metallurgical facilities in Mexico and Peru and conducts exploration activities in Argentina, Chile, Ecuador, Mexico and Peru.

###

This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  In addition to the risks and uncertainties noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made.  These factors include those listed in the Company’s most recently filed quarterly reports on Form 10-Q and annual report on Form 10-K.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come